              LETTER TO BROKERS, DEALERS, COMMERCIAL BANKS, TRUST
                          COMPANIES AND OTHER NOMINEES

                               MARKEL CORPORATION

                                Offer to Exchange
                         Any and All of the Outstanding

                         7.2% Terra Nova Notes Due 2007

                                       and

                         7.0% Terra Nova Notes Due 2008

                                    issued by

                          Markel International Limited
               (formerly, Terra Nova Insurance (UK) Holdings Plc)

                   and Solicitation of Consents for Amendment
                            of the Related Indentures

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THE CONSENT PAYMENT DEADLINE WILL BE 5:00 P.M., NEW YORK CITY TIME, ON MAY __,
2002, UNLESS EXTENDED. EACH OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MAY __, 2002, UNLESS EXTENDED OR EARLIER TERMINATED. THE COMPANY MAY EXTEND THE CONSENT PAYMENT DEADLINE OR THE EXPIRATION OF THE OFFER FOR EITHER SERIES OF NOTES WITHOUT EXTENDING ANY SUCH TIME FOR THE OTHER SERIES OF NOTES. HOLDERS OF THE APPLICABLE NOTES WHO DESIRE TO RECEIVE A CONSENT PAYMENT MUST VALIDLY CONSENT TO THE PROPOSED AMENDMENTS AND TENDER THEIR NOTES PURSUANT TO THE OFFERS PRIOR TO THE APPLICABLE CONSENT EXPIRATION TIME. HOLDERS MAY ONLY REVOKE A CONSENT BY VALIDLY WITHDRAWING THE NOTES PRIOR TO THE CONSENT PAYMENT DEADLINE. HOLDERS WHO TENDER THEIR NOTES AFTER THE CONSENT PAYMENT DEADLINE WILL NOT RECEIVE THE APPLICABLE CONSENT PAYMENT. TENDERS OF NOTES MADE AFTER THE CONSENT PAYMENT DEADLINE MAY NOT BE WITHDRAWN. THE COMPLETION, EXECUTION AND DELIVERY OF A LETTER OF TRANSMITTAL AND CONSENT IN CONNECTION WITH A TENDER OF NOTES PURSUANT TO THE OFFERS PRIOR TO THE CONSENT PAYMENT DEADLINE WILL BE DEEMED TO CONSTITUTE THE DELIVERY OF CONSENTS WITH RESPECT TO THE NOTES TENDERED.
--------------------------------------------------------------------------------


                                                                  April __, 2002

To Brokers, Dealers, Commercial Banks,
 Trust Companies and other Nominees:

     We are offering to exchange any and all of the notes of the series listed above for new Markel notes, on the terms and subject to the conditions set forth in our enclosed Prospectus and Consent Solicitation Statement (the "Statement").

     We are asking you to contact your clients for whom you hold any of these notes. For your use and for forwarding to those clients, we are enclosing the Statement, the related Letter of Transmittal and Consent and a letter to holders summarizing the Offers. We will not pay you any fees or commissions for soliciting acceptances of the Offers. However, we will reimburse you for customary mailing and handling expenses incurred by you in forwarding these materials to your clients.

     WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE.

     If you or your clients would like you to tender pursuant to the Offers any notes you hold, you may do so through DTC's ATOP program or by following the instructions that appear in the Statement and in the related Letter of Transmittal and Consent. If you tender through ATOP you do not need to complete
                         ------------------------------------------------------
the Letter of Transmittal and Consent.
-------------------------------------

     If you have questions about the Offers or procedures for tendering, you should call the Dealer Manager or the Information Agent at one of their telephone numbers listed below. If you would like additional copies of the Statement and the Letter of Transmittal and Consent, you should call the Information Agent at its telephone number set forth below.

                                                          Very truly yours,

                                                          MARKEL CORPORATION

  (Enclosures)

     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS CONSTITUTES YOU THE AGENT OF THE COMPANY OR THE DEALER MANAGER, OR AUTHORIZES YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFERS OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN



The Information Agent for the Exchange Offers is:

     Mackenzie Partners, Inc.
     U.S. Toll-Free:
     Banks, Brokers and From Outside the U.S.:

The exclusive Dealer Manager for the Exchange Offers is:

     JPMorgan
     270 Park Avenue, 8th Floor
     New York, NY 10017
     U.S. Toll-Free: (866) 834-4666
     From Outside the U.S.: (212) 834-4388